NEWS RELEASE

MVB Financial Reports Record Net Income for Full Year 2015

The following results compare the full year 2015 to the full year 2014

•	Net income increased by 227.8 percent to $6,816,000
•	Net loans increased 29.3 percent
•	Total deposits increased 23.0 percent
•	Total assets reached $1.384 billion

FAIRMONT, W.Va., (March 9, 2016) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) and its subsidiaries – MVB Bank, MVB Mortgage, and MVB Insurance (collectively "MVB") – reported total net income for the full year 2015 of $6,816,000, which is the highest in the company’s history.

Year-to-Date 2015:

•	Net income increased 227.8 percent to a record $6.8 million, driving an increase in total equity of $5.3 million, or 4.8 percent over December 31, 2014.
•	Net loans increased $232 million or 29.3 percent, driving total assets up $274 million to reach $1.38 billion.
•	Total deposits grew by $189 million to $1.01 billion, a 23.0 percent increase.
•	Net interest income grew 21.7 percent, or $6.2 million, to $34.9 million
•	Noninterest income increased 55.4 percent or $14.2 million

Combined, net interest income and noninterest income grew by $20.4 million, or 37.6 percent, while noninterest expense increased  $12.6 million, or 25.4%. These results created improved operating leverage during 2015 that helped produce an increase in pretax income of $7.9 million,  or 396.3%, over the full year 2014.

MVB continued earnings momentum from previous quarters. Cumulative balance sheet growth produced significant net interest income during the fourth quarter that was 9.6% greater than the third quarter of 2015.  This strong balance sheet growth helped offset a seasonal decline in the mortgage operation.

"The year 2015 was an exceptional year for MVB,” said Larry F. Mazza, CEO, MVB Financial Corp. “We effectively managed growth across all business lines. Our growth in banking operations produced a solid and sustainable core run rate of profitability, which was complemented by a resurgence in the mortgage business. Looking ahead to 2016, we are focused on maintaining our strong balance sheet growth, the diversification of our revenue sources, and execution of our strategies to continue our success.”

Comparing results to the fourth quarter 2014:

•	Net interest income grew 33.4 percent, or $2.5 million, to $9.9 million
•	Noninterest income was up 36.3 percent, or $2.3 million, primarily due to the residential mortgage business line
•	While the combined revenue from net interest income and noninterest income grew $4.7 million, or 34.7 percent, total noninterest expense grew by $1.3 million, or 9.2 percent

Comparing results from the fourth quarter 2015 to the third quarter 2015:

•	Net loans increased 3.7 percent, or $36.7 million leading to an increase in total assets of 6.0 percent or $77.9 million.
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Deposits decreased slightly by 0.6 percent, or $5.9 million, from the third quarter of 2015, which is a period of seasonal decline in the balances of certain public funds accounts tied to tax collections.

•	Net interest income increased 9.6 percent or $866,000 more than the prior quarter, reflecting strong growth in earning assets during the quarter.
•	Noninterest income decreased by 9.5 percent or $887,000 reflecting the seasonal decline in the mortgage business.

"Our fourth quarter results demonstrate our solid positioning for 2016 and commitment to our strategic vision for all areas of MVB Financial," Mazza said.

Notable actions completed during 2015:

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MVB Bank opened two new branch locations in West Virginia in 2015. The locations included Tech Park, a replacement branch in Fairmont, W.Va., and downtown Charleston, W.Va., the first in the South Market of the state.

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MVB Bank completed the acquisition of two branches of Susquehanna Bank in Martinsburg and Inwood, West Virginia.  The full integration of the two branches, including all branding and orientation occurred before open of business on August 31, 2015.

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The MVB Board of Directors approved the transition from a semi-annual dividend to a quarterly dividend schedule at the August 18, 2015 meeting. A  quarterly cash dividend of $0.02 per share to shareholders of record were paid for the third quarter on September 15, and for the fourth quarter on December 15, 2015.

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In late October, MVB Bank opened the company’s first full service banking location outside of West Virginia in Reston, Virginia. It was the fifth banking office opened for MVB Bank in 2015. The new location was established to complement the five MVB Mortgage locations throughout Northern Virginia and Washington, D.C. currently.

•	BauerFinancial, Inc., the nation’s leading bank rating and research firm, again recognized MVB Bank as a 5-Star Superior bank, indicating MVB’s bank’s safety, soundness and financial strength. MVB Bank has received the 5-Star Superior bank rating for 19 consecutive quarters and a BauerFinancial, Inc., Recommended Bank for 53 consecutive quarters.

About MVB Financial Corp.

MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiaries, MVB Bank, Inc., MVB Mortgage and MVB Insurance, the company provides community banking, mortgage banking, insurance and wealth management services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction to MVB Bank of Susquehanna Bank clients, which bank at the two branches that were acquired by MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance,

LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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